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                                                                     Exhibit 11


LAUREL CAPITAL GROUP, INC.
FORM 10-K
EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

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


                                                       FOR THE              FOR THE              FOR THE
                                                      YEAR ENDED           YEAR ENDED           YEAR ENDED
                                                     June 30, 2001        June 30, 2000        June 30, 1999
                                                     -------------        -------------        -------------
NET INCOME                                            $3,639,000           $3,408,000           $3,183,000
                                                      ==========           ==========           ==========
BASIC EPS:

  WEIGHTED AVERAGE SHARES OUTSTANDING                  1,963,365            2,107,711            2,188,014
                                                      ----------           ----------           ----------
  BASIC EARNINGS PER SHARE                                 $1.85                $1.62                $1.45
                                                           =====                =====                =====
DILUTED EPS:

  WEIGHTED AVERAGE SHARES OUTSTANDING                  1,963,365            2,107,711            2,186,014
  DILUTED EFFECT OF EMPLOYEE STOCK OPTIONS                73,244               72,779              106,310
                                                      ----------           ----------           ----------
  DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING          2,036,609            2,180,490            2,294,324
                                                      ==========           ==========           ==========
  DILUTED EARNINGS PER SHARE                               $1.79                $1.56                $1.39
                                                           =====                =====                =====
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